UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2023, Bioventus LLC (“BV LLC”), a subsidiary of Bioventus Inc. (the “Company”), together with two of its subsidiaries, Misonix, LLC (“Misonix”) and Solsys Medical, LLC (“Solsys,” and together with BV LLC and Misonix, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with LifeNet Health (the “Buyer”), pursuant to which the Buyer agreed to: (i) acquire all assets of the Sellers related to the Sellers’ business of developing, marketing and distributing the TheraSkin Product and the TheraGenesis Product (both terms as defined in the Purchase Agreement) (collectively, the “Business”); and (ii) assume certain liabilities related to the Business as set forth in the Purchase Agreement (collectively, the “Transaction”).

As consideration for the Transaction, the Sellers will receive, upon closing of the Transaction (the “Closing”), $35,000,000, subject to a customary adjustment for estimated net working capital, minus $500,000 to be paid in the form of retention bonuses to employees of Sellers who have been offered and accepted employment with the Buyer (the “Transferred Employees”), and minus the Non-Accepting Employee Reduction Amount, if any, as determined in accordance with the terms of the Purchase Agreement (the “Purchase Price”).

The Purchase Price is further subject to a customary post-Closing adjustment based on the final determination of net working capital, as described in the Purchase Agreement. Additionally, following the Closing, the Sellers will receive, subject to the terms and conditions described in the Purchase Agreement, (i) a deferred payment of $5,000,000 on the 18-month anniversary of the date of the Closing; and (ii) up to an aggregate of $45,000,000 in earn-out payments based on the net revenue generated by the Buyer for sales of the TheraSkin Product and the TheraGenesis Product during the 2024, 2025 and 2026 fiscal years.

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Purchase Agreement or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which information may or may not be fully reflected in public disclosures.

The Closing is subject to various customary closing conditions including the entry into additional agreements between the Sellers and the Buyer at or prior to the Closing, which additional agreements include the Sales Agent Agreement as described below, and the satisfaction or waiver of the following closing conditions: (i) the continued accuracy of the representations and warranties made by the parties in the Purchase Agreement (subject to certain materiality qualifications set forth in the Purchase Agreement); (ii) the compliance in all material respects by the parties with their respective obligations under the Agreement; (iii) the absence of a material adverse effect with respect to the Business; and (iv) the absence of any order, writ, judgment, injunction, decree, stipulation, determination or award issued by any governmental entity that inhibits or materially restrains the Transaction.

The Purchase Agreement contains certain post-closing covenants. including: (i) a non-competition covenant that prohibits the Sellers from competing with the Business for a five-year period following the Closing; and (ii) a non-solicitation covenant that prohibits the Sellers from hiring, engaging or soliciting for hire or engagement (a) any Transferred Employee for a five-year period following the Closing, (b) any employee of the Buyer other than the Transferred Employees engaged in the Business for a three-year period following the Closing, and (c) any former employees of Sellers who do not accept employment with the Buyer for a two-year period following the Closing, in each case, subject to certain customary exceptions, as set forth in the Purchase Agreement.

The Purchase Agreement also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Transaction.

The Buyer and Sellers are required to use their reasonable best efforts to consummate the Transaction as soon as practicable. The Closing of the Transaction is expected to occur approximately one week prior to the end of May 2023.

In connection with the Transaction, at the Closing, BV LLC and the Buyer will enter into a Sales Agent Agreement (the “Sales Agent Agreement”) pursuant to which BV LLC will grant the Buyer, as agent, exclusive rights to promote, market and solicit orders for certain SonicOne ultrasonic wound debridement products of BV LLC in the United States and Canada.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 10, 2023, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated May 10, 2023, by and among Misonix, LLC, Solsys Medical, LLC, Bioventus LLC and LifeNet Health.

99.1	Press Release, dated May 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The annexes and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any annex or exhibit omitted from the Purchase Agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: May 16, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel